Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2016

- Net revenues increased 4% at constant rates to US$ 129.0 million -
- OIBDA increased 44% at constant rates to US$ 17.1 million -
- Unlevered free cash flow increased 88% to US$ 46.2 million -

HAMILTON, BERMUDA, April 27, 2016 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2016.

Net revenues for the first quarter ended March 31, 2016 increased 4% at constant rates to US$ 129.0 million, led by 4% like-for-like growth in television advertising revenues. OIBDA (as defined below) for the first quarter ended March 31, 2016 increased 44% at constant rates to US$ 17.1 million. Unlevered free cash flow increased 88% to US$ 46.2 million.

Operational and financial highlights:

•	TV advertising revenues increased 4% at constant rates in the first quarter of 2016, and our market share increased in our two largest markets.

•	Carriage fees and subscription revenues increased 6% at constant rates due to growth in the number of subscribers as well as new channel launches.

•	Overall costs were flat at constant rates as a 4% increase in content costs was offset by savings in other costs.

•	Our OIBDA margin increased to 13% for the three months ended March 31, 2016 from 9% in the same period in 2015.

•	The significant improvement in unlevered free cash flow reflects operational improvements, lower payments for foreign programming and lower capital expenditures.

•
On April 8, 2016, we completed the previously announced refinancing transaction to redeem our most expensive debt, which reduces the cost of borrowing on approximately half our debt by 450 basis points, and improve our maturity profile.

Michael Del Nin, Co-Chief Executive Officer, commented: "The year is off to a strong start and this quarter's results reinforce our ability to drive continued margin expansion, as revenues improved with no increase in our overall cost base compared to last year. The strong improvement in OIBDA, paired with a surge in unlevered free cash flow generation, provides more resources this year for paying interest and guarantee fees in cash. Combined with the recently completed refinancing transaction, which has significantly lowered our average borrowing cost, this bolsters our plan to reduce leverage in the coming years."

Christoph Mainusch, Co-Chief Executive Officer, added: "We maintained our audience share leadership in all countries during the first quarter while controlling costs, and the full roll-out of our spring season has improved our audience results since the end of March 2016. Several new local productions debuted towards the end of the quarter, and some are growing in popularity. The strength of our existing channels as well as new channels also drove an increase in carriage fees and subscription revenues during the quarter."

OIBDA, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance as defined in "Segment Data and Non-GAAP Financial Measures" below.

- continued -

Consolidated Results for the Three Months Ended March 31, 2016

Net revenues for the three months ended March 31, 2016 were US$ 129.0 million compared to US$ 126.1 million for the three months ended March 31, 2015. Operating income for the three months ended March 31, 2016 was US$ 7.8 million compared to an operating loss of US$ (17.2) million for the three months ended March 31, 2015. Loss from continuing operations for the three months ended March 31, 2016 was US$ (40.7) million compared to US$ (70.2) million in 2015. Fully diluted loss from continuing operations per share for the three months ended March 31, 2016 was US$ (0.31) compared to US$ (0.51) for the three months ended March 31, 2015.

OIBDA for the three months ended March 31, 2016 was US$ 17.1 million compared to US$ 11.4 million in the same period ended March 31, 2015. OIBDA margin1 for the three months ended March 31, 2016 was 13.3% compared to 9.1% for the three months ended March 31, 2015.

Headline consolidated results for the three months ended March 31, 2016 and March 31, 2015 were:

(US$ 000's, except per share data)	For the Three Months Ended March 31,
(unaudited)	2016	2015	% Actual	% Lfl[2]
Net revenues	$129,000	$126,133	2.3%	4.3%
OIBDA	17,108	11,448	49.4%	43.9%
OIBDA margin	13.3%	9.1%	4.2 p.p.	3.6 p.p.
Operating income / (loss)	7,763	(17,239)	NM3	NM3
Loss from continuing operations	(40,694)	(70,243)	42.1%	40.7%
Fully diluted loss from continuing operations per share	$(0.31)	$(0.51)	39.2%	36.7%

1OIBDA margin is defined as the ratio of OIBDA to net revenues as defined in "Segment Data and Non-GAAP Financial Measures" below.
2 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
3 Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its first quarter results on Wednesday, April 27, 2016 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-785-424-1053 ten minutes prior to the start time and reference passcode CETVQ116. The conference call will be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2016 as well as the following: the success of our efforts to increase our revenues and recapture advertising market share in the Czech Republic; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the effect of global economic uncertainty and Eurozone instability in our markets and the extent, timing and duration of any recovery; the extent to which our liquidity constraints and debt service obligations restrict our business; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; our ability to refinance our existing indebtedness; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; our exposure to additional tax liabilities; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended March 31, 2016. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended March 31, 2016, which was filed with the Securities and Exchange Commission on April 27, 2016.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 36 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2016	2015
Net revenues	$129,000	$126,133
Operating expenses:
Content costs	71,978	71,290
Other operating costs	16,454	17,038
Depreciation of property, plant and equipment	7,285	7,001
Amortization of broadcast licenses and other intangibles	2,060	3,499
Cost of revenues	97,777	98,828
Selling, general and administrative expenses	23,460	43,901
Restructuring costs	—	643
Operating income / (loss)	7,763	(17,239)
Interest expense	(49,154)	(40,118)
Non-operating income / (expense), net	1,416	(12,741)
Loss before tax	(39,975)	(70,098)
Provision for income taxes	(719)	(145)
Loss from continuing operations	(40,694)	(70,243)
Loss from discontinued operations, net of tax	—	(3,288)
Net loss	(40,694)	(73,531)
Net loss attributable to noncontrolling interests	259	257
Net loss attributable to CME Ltd.	$(40,435)	$(73,274)

PER SHARE DATA:
Net loss per share attributable to CME Ltd.:
Continuing operations - Basic and diluted	$(0.31)	$(0.51)
Discontinued operations - Basic and diluted	0.00	(0.02)
Net loss per share - Basic and diluted	(0.31)	(0.53)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	147,078	146,606

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$98,419	$61,679
Other current assets	265,514	296,605
Total current assets	363,933	358,284
Property, plant and equipment, net	111,748	108,522
Goodwill and other intangible assets, net	806,780	773,405
Other non-current assets	212,337	200,206
Total assets	$1,494,798	$1,440,417

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$140,001	$134,705
Current portion of long-term debt and other financing arrangements	1,202	1,155
Other current liabilities	45,065	10,448
Total current liabilities	186,268	146,308
Long-term debt and other financing arrangements	945,685	908,521
Other non-current liabilities	65,052	65,749
Total liabilities	$1,197,005	$1,120,578

Series B Convertible Redeemable Preferred Stock	$245,708	$241,198

EQUITY
Common Stock	$10,872	$10,864
Additional paid-in capital	1,910,370	1,914,050
Accumulated deficit	(1,645,680)	(1,605,245)
Accumulated other comprehensive loss	(224,285)	(242,409)
Total CME Ltd. shareholders' equity	51,277	77,260
Noncontrolling interests	808	1,381
Total equity	52,085	78,641
Total liabilities and equity	$1,494,798	$1,440,417

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Three Months Ended March 31,
	2016	2015
Net cash generated from continuing operating activities	$39,658	$30,755
Net cash used in continuing investing activities	(6,076)	(7,429)
Net cash used in continuing financing activities	(682)	(851)
Net cash used in discontinued operations - operating activities	—	(710)
Net cash provided by discontinued operations - investing activities	328	865
Net cash used in discontinued operations - financing activities	—	(41)
Impact of exchange rate fluctuations on cash and cash equivalents	3,512	(3,598)
Net increase in cash and cash equivalents	$36,740	$18,991

Net cash generated from continuing operating activities	$39,658	$30,755
Capital expenditure, net of proceeds from disposals	(6,076)	(7,429)
Free cash flow[4]	33,582	23,326
Cash paid for interest	2,640	1,263
Cash paid for guarantee fees	10,000	—
Unlevered free cash flow[4]	$46,222	$24,589

Supplemental disclosure of cash flow information:
Accretion on Series B Convertible Redeemable Preferred Stock	$4,510	$4,141
Interest paid in kind	$—	$548

4 See "Segment Data and Non-GAAP Financial Measures" below.

Segment Data and Non-GAAP Financial Measures
We manage our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia. We evaluate the performance of our segments based on net revenues and OIBDA. OIBDA, a non-GAAP measure, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. Our key performance measure of the efficiency of our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. We have used free cash flow as a measure of our ability to generate cash. Free cash flow is defined as cash flows from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excludes the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our chief operating decision makers when evaluating performance. Following recent refinancing transactions, there is an increase in the amount of our interest that is cash pay on our outstanding indebtedness and we further expect to use cash to pay certain Guarantee Fees. Since these cash payments are reflected in free cash flow, we think unlevered free cash flow better illustrates the cash generated by our operations when comparing different periods because it is defined as free cash flow before cash payments for interest and Guarantee Fees. OIBDA, free cash flow and unlevered free cash flow are non-GAAP financial measures and may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures. For additional information regarding our business segments, including a reconciliation to US GAAP financial measures, see Item 1, Note 18, "Segment Data".
Below are tables showing our net revenues and OIBDA by segment for the three months ended March 31, 2016 and March 31, 2015, together with a reconciliation of OIBDA to our condensed consolidated statements of operations:

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2016	2015	% Actual	% Lfl [5]
Net revenues
Bulgaria	$15,859	$16,784	(5.5)%	(3.2)%
Croatia	11,645	11,993	(2.9)%	(1.6)%
Czech Republic	38,608	34,965	10.4%	10.7%
Romania	32,370	33,522	(3.4)%	0.0%
Slovak Republic	19,062	17,538	8.7%	11.3%
Slovenia	11,653	11,480	1.5%	4.0%
Intersegment revenues	(197)	(149)	NM6	NM6
Total net revenues	$129,000	$126,133	2.3%	4.3%

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2016	2015	% Act	% Lfl [5]
OIBDA
Bulgaria	$1,069	$2,198	(51.4)%	(50.5)%
Croatia	1,401	1,862	(24.8)%	(26.8)%
Czech Republic	10,074	10,091	(0.2)%	(1.8)%
Romania	9,462	3,361	NM6	NM6
Slovak Republic	2,393	(145)	NM6	NM6
Slovenia	(708)	360	NM6	NM6
Elimination	(6)	(50)	NM6	NM6
Total Operating Segments	23,685	17,677	34.0%	31.3%
Central	(6,577)	(6,229)	(5.6)%	(7.0)%
Total OIBDA	$17,108	$11,448	49.4%	43.9%
5 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
6 Number is not meaningful.

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2016	2015
Reconciliation to condensed consolidated statements of operations:
Total OIBDA:	$17,108	$11,448
Depreciation of property, plant and equipment	(7,285)	(7,001)
Amortization of intangible assets	(2,060)	(3,499)
Other items[7]	—	(18,187)
Operating income / (loss)	7,763	(17,239)
7 Other items for the three months ended March 31, 2016 reflects accruals that were subsequently reversed related to tax audits in Romania. Since the charges recorded were not included in OIBDA, our subsequent reversal of these charges during 2015 were similarly excluded from OIBDA.